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                                                                   Exhibit 10.81

                              TRANSACTION AGREEMENT

     This Transaction Agreement, dated as of March 31, 2003 (this "Agreement"), is entered into by and among UnitedGlobalCom, Inc., a Delaware corporation ("Parent"), UGC/SPCo., Inc., a Delaware corporation ("MergerSub") and a wholly-owned subsidiary of Parent, Motorola, Inc., a Delaware corporation ("Motorola") and Motorola UPC Holdings, Inc., a Delaware corporation and a wholly-owned subsidiary of Motorola ("SPC").

                                    RECITALS

     WHEREAS, United Pan-Europe Communications N.V., incorporated and existing under the laws of the Netherlands ("UPC") filed a voluntary case under Chapter 11 of title 11 of the United States Code, 11 U.S.C. Sections 101-1330, as amended, in the United States Bankruptcy Court for the Southern District of New York (the "US Bankruptcy Court") and has proposed its Second Amended Plan of Reorganization (the "US Plan");

     WHEREAS, the US Bankruptcy Court has approved UPC's Second Amended Disclosure Statement, dated January 7, 2003, with respect to the US Plan (the "Disclosure Statement");

     WHEREAS, Parent is the majority shareholder of UPC;

     WHEREAS, Motorola is the owner of 100% of the capital stock of SPC;

     WHEREAS, SPC holds 3,500 Preference Shares A of UPC, nominal value E1.00 per share (the "Preference Shares") and a warrant to purchase 1,669,457 ordinary shares A of UPC, nominal value E1.00 per share (the "Ordinary Shares"), at an exercise price of E42.546 per Ordinary Share (the "Warrants," and together with the Preference Shares, the "UPC Securities");

     WHEREAS, Parent and Motorola have determined that it is advisable that Parent acquire SPC on the terms set forth in this Agreement;

     WHEREAS, the acquisition of SPC shall be effected through a merger (the "Merger") of MergerSub with and into SPC in accordance with the terms of this Agreement and the General Corporation Law of the State of Delaware;

     WHEREAS, concurrently with this Agreement, the MergerSub and SPC have entered into a Merger Agreement (the "Merger Agreement" and together with this Agreement, the "Transaction Agreements") attached hereto as Exhibit A;

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     WHEREAS, as a result of the Merger all of the shares of capital stock of
SPC will be cancelled and converted into 879,041 shares of Parent's Class A Common Stock, par value $0.01 per share (the "UGC Shares");

     WHEREAS, as a result of the Merger, the shares of MergerSub will become the shares of SPC, as the surviving corporation in the Merger, and SPC will become a wholly-owned subsidiary of Parent; and

     WHEREAS, for United States federal income tax purposes, the parties intend that the Merger qualify as a "reorganization" under the provisions of section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and the rules and regulations promulgated thereunder, and the parties intend, by executing this Agreement, to adopt a plan of reorganization for United States federal income tax purposes.

     NOW, THEREFORE, in consideration of their mutual promises made herein, and for other good and valuable consideration, receipt of which is hereby acknowledged by each party, the parties, intending to be legally bound, hereby agree as follows:

     SECTION 1. CLOSING. The consummation of the transactions contemplated hereunder (the "Closing") shall take place at the offices of Parent on a date mutually agreed upon between the parties, but in any event within three (3) business days after the satisfaction or waiver of the conditions set forth herein (such date being referred to herein as the "Closing Date"). At the
Closing:

          (a) The Merger shall be consummated and the Certificate of Merger shall be filed with the Secretary of State of the State of Delaware.

          (b) Parent shall deliver to Motorola certificates for the UGC Shares, in such denominations and registered as Motorola shall advise Parent at least two days prior to the Closing Date.

               (i) Each certificate representing the UGC Shares will contain a legend substantially to the following effect:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 UNDER THE ACT. THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.

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     THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A TRANSACTION
     AGREEMENT, DATED AS OF MARCH 31, 2003, COPIES OF WHICH ARE AVAILABLE FROM UNITEDGLOBALCOM, INC. UPON REQUEST, AND ANY SALE, PLEDGE, HYPOTHECATION, TRANSFER, ASSIGNMENT OR OTHER DISPOSITION OF SUCH SECURITIES IS SUBJECT TO SUCH TRANSACTION AGREEMENT.

Motorola hereby authorizes Parent to cause the transfer agent to decline to transfer and/or to note stop transfer restrictions on the transfer books and records of Parent with respect to any UGC Shares.

The first legend described above and any stop transfer instructions with respect to such legended UGC Shares shall be removed, and Parent shall issue a certificate without such legend to the holder of such UGC Shares, if (i) such UGC Shares are registered under the Securities Act, (ii) Motorola delivers to Parent an opinion by counsel, reasonably satisfactory to Parent, that a registration statement under the Securities Act, is at that time in effect with respect to the legended security or that such security can be freely transferred in a public sale without such a registration statement being in effect, or (iii) if Motorola satisfies the requirements of Rule 144(k) of the Securities Act.

The second legend described above and any stop transfer instructions with respect to such legended UGC Shares shall be removed, and Parent shall issue a certificate without such legend to the holder of such UGC Shares upon the earlier of (i) a transfer made in accordance with Section 2 hereof and (ii) the termination of the First Refusal Right in accordance with Section 2(a)(vi).

     SECTION 2. CERTAIN COVENANTS OF MOTOROLA. Motorola covenants with the Parent and MergerSub as follows:

          (a) RIGHT OF FIRST REFUSAL. Motorola hereby grants to Parent a right of first refusal (the "First Refusal Right") to purchase any and all UGC Shares which Motorola may propose to transfer, pursuant to a bona fide third-party offer for such shares or enter into a hedge transaction in which the UGC Shares may be used to satisfy such hedge transaction (a "Hedge Transaction") with respect to such UGC Shares.

               (i) In the event that Motorola proposes to undertake such a sale or Hedge Transaction, Motorola shall notify Parent no later than 10 business days prior to the proposed transfer of, or the entering into any Hedge Transaction with respect to, any of the UGC Shares (such notice, the "Sale Notice").

               (ii) The Sale Notice shall specify (i) the number of UGC Shares proposed to be transferred or with respect to which Motorola expects to enter into a Hedge Transaction (the "Proposed Sale Shares"), (ii) the terms of the offer or Hedge Transaction and (iii) the proposed sale price per Parent Share (or its cash

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equivalent, if a proposed sale is other than for cash consideration) (the
"Proposed Sale Price"); provided, for (i) a sale pursuant to a broker transaction (a "Broker Transaction") the Proposed Sale Price shall be the Average Price (as defined below) and (ii) a Hedge Transaction, the Proposed Sale Price shall be the Average Price.

               (iii) Parent shall have 10 business days after the Sale Notice is received to agree to purchase any of the Proposed Sale Shares (i) at a purchase price equal to the lesser of (x) the Proposed Sale Price and (y) the average closing price of the UGC Shares on the five (5) trading days immediately prior to the date the Sale Notice is received by Parent (the "Average Price") and (ii) upon the terms specified in the Sale Notice by giving written notice (an "Exercise Notice") to Motorola and stating that Parent intents to purchase the Proposed Sale Shares.

               (iv) Delivery of the Exercise Notice by Parent shall be deemed to be a binding obligation of Parent to purchase the Proposed Sale Shares on the terms specified in the Sale Notice. Unless Parent and Motorola otherwise agree, the consummation of the purchase of the Proposed Sale Shares by Parent pursuant to this Section 2(a) (the "ROFR Closing") will occur on the fifth business day following the delivery of the Exercise Notice, at the principal executive offices of the Motorola at 10:00 a.m. (local time). At the ROFR Closing, Parent shall pay the purchase price determined pursuant to Section 2(a)(iii) in cash or by wire transfer of immediately available funds pursuant to wire instructions provided by Motorola. At the ROFR Closing, Motorola shall deliver the Proposed Sale Shares to Parent.

               (v) In the event an Exercise Notice is not received by Motorola prior to the expiration of the 10 business day exercise period, Motorola shall have a period of 60 days thereafter in which to transfer, or enter into a Hedge Transaction with respect to, the Proposed Sale Shares, upon terms (including purchase price) no more favorable to such the third-party offeror or the counterparty than the terms specified in the Sale Notice; PROVIDED, HOWEVER, that (i) any such transfer or entering into such a Hedge Transaction must not be effected in contravention of the provisions of this Agreement and (ii) the purchase price for a transfer made pursuant to a Broker Transaction may be at the then prevailing trading price even if such trading price would be lower than the Average Price specified in the Sale Notice. In the event Motorola does not effect the proposed transfer or Hedge Transaction within the specified 60 day period, the First Refusal Right shall continue to be applicable to any subsequent transfer or Hedge Transaction with respect to the UGC Shares.

               (vi) The First Refusal Right shall expire on the earlier of: (i) a UGC Change of Control and (ii) two years after the Closing Date. As used herein, "UGC Change of Control" shall mean the earlier to occur of (i) the approval of any plan of dissolution, liquidation or winding up of Parent, (ii) the sale or other disposition of all or substantially all of the assets of the Parent (other than pursuant to a transfer to a subsidiary of the Parent), (iii) the merger, reorganization, consolidation or similar transaction involving Parent, other than any such transaction in which holders voting and

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economic interest in Parent immediately prior to the transaction will beneficially own at least 50% of the voting and economic interests of the surviving entity immediately after such merger, consolidation or similar transaction, and (iv) any transaction or series of related transactions, as a result of which, Liberty and its affiliates cease to own, as a group, an amount of stock equal to 25% of Parent's total outstanding common stock (including all Class A, Class B, and Class C shares) except in a circumstance whereby Liberty and its affiliates would merge all of their interests in Parent with another media or cable TV company in exchange for equity interest in such media or cable TV company, and, in which case, a UGC Change of Control would occur upon the transfer by Liberty or its affiliates of 25% or more of such equity interests in such media or cable TV company.

               (vii) The right of first refusal granted to Parent as set forth in this Section 2(a) may not be assigned or transferred by Parent except to Liberty Media Corporation ("Liberty") and its affiliates.

          (b) RESTRICTION ON TRANSFER. Each of the UGC Shares received by Motorola in accordance with this Agreement shall not be transferred by Motorola until the earlier of (i) six months after the Closing or (ii) a UGC Change of Control. Nothing in this Section 2(b) will prevent Motorola from entering into a Hedge Transaction; provided Motorola complies with its obligations under Section 2(a).

          (c) PERMITTED TRANSFER. Motorola shall not be required to comply with the obligations First Refusal Right or the transfer restrictions set forth in
Section 2(b) with respect to any transfer by Motorola to an affiliate of Motorola; provided, any such affiliate agrees in writing to be bound by such provisions to the same extent as Motorola.

     SECTION 3. REGISTRATION.

          (a) On or prior to 30 days after the date Motorola provides written notice (a "Registration Notice") to Parent requesting that Parent register the UGC Shares held by Motorola for re-sale, Parent shall file with the Commission a shelf registration statement pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Act"), or amend an existing registration statement (the "Shelf Registration Statement"), providing for the registration of all of the UGC Shares, and shall use its reasonable best efforts to cause such Shelf Registration Statement to become effective on or prior to 120 days after the date Parent receives the Registration Notice.

          (b) Parent agrees to use reasonable best efforts to ensure the Shelf Registration Statement remains effective until Motorola has sold all of the UGC Shares.

          (c) Motorola and Parent agree to the Registration Statement Agreements set forth on Exhibit C hereof.

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          (d)  Motorola may not include any of its UGC Shares in any Shelf
Registration Statement pursuant to this Agreement unless and until Motorola (i) agrees to be named as a selling stockholder in the related prospectus and to deliver a prospectus to purchasers and (ii) furnishes to the Parent in writing certain representations and information with respect to itself and the proposed distribution by it to the extent necessary in order to assure compliance with Federal and applicable state securities laws in connection with the Shelf Registration Statement in order to have its UGC Shares included in the Shelf Registration Statement. Motorola agrees to promptly furnish additional information to the extent necessary in order to make the information previously furnished to Parent by Motorola not materially misleading. Parent may exclude from such registration the UGC Shares for so long as Motorola fails to furnish such information.

     SECTION 4. REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGERSUB. Each of Parent and MergerSub represents and warrants to Motorola and SPC as follows:

          (a) ORGANIZATION; POWERS. Parent and MergerSub are each (i) duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite corporate power and authority to own its property and assets and (iii) has the corporate power and authority to execute, deliver and perform its obligations under the Transaction Agreements.

          (b) AUTHORIZATION. The execution, delivery and performance by each of Parent and MergerSub of the Transaction Agreements and the transactions contemplated by the Transaction Agreements, including the Merger (a) have been duly authorized by all requisite corporate action on the part of each of Parent and MergerSub and (b) do not and will not (i) violate any laws or regulations applicable to either Parent or MergerSub, the certificate or bylaws of Parent or MergerSub or any order, judgment or decree of any court or other agency of government binding on either Parent or MergerSub, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default or event of default under any contract, lease, instrument, indenture, note or other agreement of or binding upon Parent or MergerSub, (iii) result in or require the creation or imposition of any lien upon any of the properties or assets of either Parent or MergerSub, or (iv) require any approval of stockholders or any approval or consent of any person or entity under any contract, lease, instrument, indenture, note or other agreement of or binding upon either Parent or MergerSub, except for such approvals or consents which have been obtained on or before the date hereof or approvals or consents of such persons or entities in which the failure to obtain such consent or approval would not have a material adverse effect on (1) the business, financial condition or results of operations of Parent or MergerSub or (2) the ability or either Parent or MergerSub to promptly perform its obligations under the Transaction Agreements pr the transactions contemplated by the Transaction Agreements, including the Merger (a "Material Adverse Effect").

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          (c)  ENFORCEABILITY. Each of the Transaction Agreements has been duly executed and delivered by Parent and MergerSub and each constitutes a legal, valid and binding obligation of Parent and MergerSub enforceable against each of Parent and MergerSub in accordance with their terms except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

          (d) UGC SHARES. The UGC Shares to be issued pursuant to the Transaction Agreements are duly authorized and, when delivered by Parent pursuant to this Agreement, will be validly issued, fully paid and nonassessable. No resolutions to make any distributions out of the equity (vermogen) of Parent have been adopted, which have not been carried out.

          (e) SEC DOCUMENTS. When filed with the Securities and Exchange Commission, Parent's Annual Report on form 10-K for the year ended December 31, 2001 and each subsequent quarterly report on form 10-Q, report on form 8-K and proxy statement (including all notes and schedules thereto and documents incorporated by reference therein (the "Commission Filings") (i) complied in all material respects with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act") and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Except as disclosed in the Commission Filings made prior to the date of this Agreement, since December 31, 2001, there has not been any event, occurrence or development of a state of circumstances or facts that has had, or reasonably could be expected to have, a Material Adverse Effect. There has not been any material change to the capitalization of Parent or its outstanding capital stock (including securities which are convertible, exercisable or exchangeable into Parent's capital stock) other than as set forth in the Commission Filings made prior to the date of this Agreement.

          (f) LITIGATION. Except as is disclosed in the Commission Filings, there is no private or governmental suit, action, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Parent, threatened, against Parent, any of its subsidiaries, or any of their respective officers or directors (in their capacities as such), properties or assets, that, if determined adversely to Parent or such subsidiary, would, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. Except as is disclosed in the Commission Filings, there is no judgment, decree or order against Parent, any of its subsidiaries or, to the knowledge of Parent, relating to the business of Parent or any of its subsidiaries, the existence of which would, individually or in the aggregate, have a Material Adverse Effect.

          (g)  TAXES.

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               (i)  To Parent's knowledge, neither Parent nor any affiliates of
Parent has taken, agreed to take, or has any intention to take any action that would prevent the Merger from qualifying as a reorganization within the meaning of Code Section 368(a).

               (ii) Immediately following the Merger, SPC will hold at least 90 percent of the fair market value of MergerSub's net assets and at least 70 percent of the fair market value of MergerSub's gross assets held immediately prior to the Merger.

               (iii) Parent is not an "investment company" as defined in Code section 368(a)(2)(F)(iii) and (iv).

               (iv) Merger Sub was formed solely for purposes of effectuating the Merger. Merger Sub has never had any material assets (other than assets necessary to consummate the Merger) and has never engaged in any material business activities. Merger Sub has no liabilities and will not transfer to SPC any assets subject to liabilities in the Merger.

     SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE MOTOROLA AND SPC. Motorola and SPC represents and warrants to each of Parent and MergerSub as follows:

          (a) ORGANIZATION; POWERS. Motorola and SPC are each (i) duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and (ii) has the corporate power and authority to execute, deliver and perform its obligations under the Transaction Agreements.

          (b) AUTHORIZATION. The execution, delivery and performance by each of Motorola and SPC of the Transaction Agreements to which it is a party, and the transactions contemplated by the Transaction Agreements, including the Merger
(a) have been duly authorized by all requisite corporate action on the part of Motorola and SPC and (b) do not and will not violate any laws or regulations applicable to either Motorola or SPC, the certificate or bylaws of such party or any order, judgment or decree of any court or other agency of government binding on either Motorola or SPC.

          (c) ENFORCEABILITY. Each of the Transaction Agreements, to which they are a party, have been duly executed and delivered by Motorola and SPC and each such Transaction Agreement to which it is a party constitutes a legal, valid and binding obligation of Motorola and SPC enforceable against Motorola and SPC in accordance with their terms except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

          (d) SPC SHARES. Motorola owns, beneficially and of record all of the outstanding capital stock of SPC. Motorola did not grant rights to acquire SPC or SPC Shares but to MergerSub. SPC Shares are duly authorized, have been validly issued

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and are fully paid and nonassessable. SPC Shares have not been encumbered with an attachment, usufruct and pledge nor have depositary receipts for SPC Shares been issued with Parent's concurrence.

          (e) SPC. SPC owns no material assets other than the UPC Securities and has no liabilities or obligations except for liabilities and obligations pursuant to the transaction documents related to the acquisition of the UPC Securities. SPC has conducted no material operations other than its ownership of the UPC Securities.

          (f) ACCREDITED INVESTOR. Motorola is aware that the UGC Shares have not been registered under the Securities Act or any applicable state securities laws. Motorola understands that the UGC Shares are being offered and exchanged in reliance upon an exemption from registration under the Securities Act provided by Section 4(2) of the Securities Act. Motorola is an "Accredited Investor" as that term is defined in Rule 501(a) of the Securities Act. The UGC Shares are being acquired solely for Motorola's own account, for investment purposes only, and not for any distribution, subdivision or fractionalization thereof; and Motorola has no agreement or other arrangement, formal or informal, with any person or entity to sell, transfer or pledge any part of the UGC Shares. Motorola further understands that it must bear the economic risk of this investment for an indefinite period of time because Motorola cannot resell or otherwise transfer any part of the UGC Shares unless (i) the UGC Shares are first registered under the Securities Act and such resale or other transfer complies with all applicable state securities laws or (ii) exemptions from the requirements of the Securities Act and all applicable state securities laws are available.

          (g) ACCESS TO INFORMATION. Each of Motorola and SPC has adequate information concerning the businesses, finances and operations, condition (financial and otherwise), results of operations, properties, plans and prospects of Parent and MergerSub to make an informed decision regarding the merger and has independently and without reliance upon Parent or MergerSub made its own analysis and decision to merge. Each of Motorola and SPC has been afforded the opportunity to ask questions of both Parent and MergerSub and has received satisfactory answers to any such inquiries. The representations and warranties set forth in this Section 5(g) shall not in any way modify, lessen or obviate the representations and warranties of Parent set forth in this Agreement.

          (h) NEGOTIATED AGREEMENT. The terms of this Agreement were the result of negotiations among Parent, MergerSub, Motorola and SPC, and each of Motorola and SPC was given the opportunity to review and comment upon the proposed terms of this Agreement.

          (i) DISCLOSURE STATEMENT. Each of Motorola and SPC has received a copy of the Disclosure Statement.

          (j)  TAXES.

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               (i)  To Motorola's knowledge, neither Motorola, SPC nor any affiliates of Motorola and SPC has taken, agreed to take, or has any intention to take any action that would prevent the Merger from qualifying as a reorganization within the meaning of Code Section 368(a).

               (ii) Immediately following the Merger, SPC will hold at least 90 percent of the fair market value of its net assets and at least 70 percent of the fair market value of its gross assets held immediately prior to the Merger. For purposes of this representation, amounts used to pay SPC transaction expenses, and all redemptions and distributions (except for regular, normal dividends made by SPC immediately preceding the transfer, will be included as assets of SPC held immediately prior to the Merger.

     SECTION 6. CONDITIONS TO CLOSING.

          (a) CONDITIONS TO THE OBLIGATIONS OF PARENT AND MERGERSUB. The obligations of each of Parent and MergerSub to Motorola and SPC under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions:

               (i) Each of the representations and warranties of Motorola and SPC contained in Section 5 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

               (ii) Each of Motorola and SPC shall have performed and complied with all agreements, obligations and conditions contained in the Transaction Agreements that are required to be performed or complied with by it on or before the Closing.

          (b) CONDITIONS TO THE OBLIGATIONS OF MOTOROLA AND SPC. The obligations of each of Motorola and SPC to each of Parent and MergerSub under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions:

               (i) The representations and warranties of each of Parent and MergerSub contained in Section 4 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

               (ii) Each of Parent and MergerSub shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

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     SECTION 7. TAX CONSEQUENCES. It is intended by the parties that the Merger shall constitute a "reorganization" within the meaning of section 368(a) of the Code. Unless otherwise required by applicable law, Parent, Motorola, and SPC shall not, and each shall not permit any of their respective affiliates to, intentionally take or cause to be taken any action which would disqualify the Merger as a "reorganization" within the meaning of Code section 368(a). The parties hereto adopt this Agreement together with the Agreement and Plan of Merger as a "plan of reorganization" for United States federal income tax purposes. The parties hereto acknowledge that they have consulted with their legal counsel or tax advisors regarding the potential tax consequences resulting from the Merger; provided, the foregoing will not in any way modify, lessen or obviate the representations and warranties of Parent or Motorola set forth in this Agreement.

     SECTION 8. CONFIDENTIALITY. Except as required by applicable law (including the Parent's disclosure obligations under Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder and any disclosures required by applicable law to be made in connection with the restructuring of UPC), the Parent and Motorola, on behalf of themselves and their representatives, agree to keep strictly confidential all terms of this Agreement and the transactions contemplated hereby. Notwithstanding anything to the contrary set forth herein or in any other document related to the Merger and the transactions contemplated herein (collectively, the "Transactions"), the parties hereby acknowledge and agree that disclosure of the "tax treatment" or "tax structure" (as such terms are used in sections 6011, 6111 and 6112 of the Code and the Treasury regulations promulgated thereunder) of the Transactions by the parties hereto (and their respective affiliates, employees, officers, directors, agents and advisors) to any and all persons, shall be permitted to the extent necessary to prevent any of the Transactions from constituting a "confidential transaction" (as such term is used in sections 6011, 6111 and 6112 of the Code and the Treasury regulations promulgated thereunder); PROVIDED, HOWEVER, no party hereto shall be permitted to disclose the tax structure and tax treatment of the Transactions to the extent that such disclosure would constitute a violation of Federal or state securities laws. In the event that a party is required by applicable law or otherwise to disclose the terms of this Agreement and the transactions contemplated hereby, the disclosing party will give the other party prompt written notice of such requirement.

     SECTION 9. SPECIFIC PERFORMANCE. Each of the parties hereto acknowledges and agrees that the other parties hereto may be irreparably damaged in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the parties hereto agrees that each of the other parties hereto shall be entitled to seek an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction, in

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addition to any other remedy to which any party hereto may be entitled, at law or in equity.

     SECTION 10. SEVERABILITY. If any provision of this Agreement shall have been determined to be unenforceable by a court of competent jurisdiction or as a result of binding arbitration, such provision shall, as to such jurisdiction, be ineffective to the extent of such unenforceability, without invalidating the remaining provisions hereof, the other provisions of this Agreement shall nonetheless remain in full force and effect, and such unenforceability in any jurisdiction shall not render unenforceable such provision in any other jurisdiction.

     SECTION 11. TIMING. Each of the parties hereto agrees that time shall be of the essence for all purposes of this Agreement.

     SECTION 12. EXPENSES. All fees, costs and expenses (including attorneys' fees and expenses) incurred by either party hereto in connection with the preparation, negotiation and execution of this Agreement, and the consummation of the transactions contemplated hereby and thereby, shall be the sole and exclusive responsibility of such party.

     SECTION 13. CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.

     SECTION 14. DAMAGES. In no event shall any party be liable to the other for any incidental, consequential or punitive damages, loss or expenses arising pursuant to this Agreement or the transactions contemplated hereby. Additionally, except for the express representations, warranties and covenants set forth herein, no party shall be liable to any other party for any damages, losses or expenses resulting from the transactions contemplated hereby failing to qualify as a "reorganization" within the meaning of Code section 368(a).

     SECTION 15. JURISDICTION. Each party hereto irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in the city of New York over any suit, action or proceeding arising out of or relating to this Agreement or any other documents, agreements or instruments contemplated by or referred to herein or the transactions contemplated hereby or the enforcement of any of the terms hereof of any such other documents, agreements or instruments. To the fullest extent it may effectively do so under applicable law, each party hereto irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

     SECTION 16. WAIVER OF JURY TRIAL. EACH PARTY HERETO WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING UNDER OR OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING HERETO OR THE SUBJECT MATTER OF THE TRANSACTIONS CONTEMPLATED HEREBY. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of the transactions contemplated hereby, including, and without limitation, contract claims, tort claims, breach of duty claims, and other common law and statutory claims.

     SECTION 17. EFFECTIVENESS; COUNTERPARTS. This Agreement shall become effective upon execution and delivery of a counterpart hereto by each of the parties hereto. This Agreement shall be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same agreement. Delivery of a counterpart hereof by facsimile shall be effective as delivery of a manually signed counterpart hereof.

     SECTION 18. Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be sent by first-class United States mail, delivered in person, via express courier or otherwise delivered by commercial messenger service, or by facsimile (with confirmation of receipt), addressed:

NOTICES FOR MOTOROLA. TO:

Motorola, Inc.
Broadband Communications Sector
101 Tournament Drive
Horsham, PA 19044
Attention: Richard C. Smith
Tel: 215-323-1112
Fax: 215-323-1111

with copy (which shall not constitute notice) to:

Motorola, Inc.
Broadband Communications Sector
101 Tournament Drive
Horsham, PA 19044
Attention: General Counsel
Tel: 215-323-1000
Fax: 215-323-1130

NOTICES FOR PARENT TO:

UnitedGlobalCom, Inc.
4643 South Ulster
Suite 1300
Denver, CO 80237
Attention: General Counsel
Tel: 303-770-4001
Fax: 303-770-4207

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
300 South Grand Avenue
Suite 3400
Los Angeles, CA 90071
Attention: Nick Saggese
Tel: 213-687-5000
Fax: 213-687-5600

     IN WITNESS WHEREOF, the parties to this Agreement have executed or caused this Agreement to be executed by their duly authorized officers as of the day and year first written above.

UNITEDGLOBALCOM, INC.


By: /s/ Frederick G. Westerman III
   ---------------------------------
   Name: Frederick G. Westerman III
   Title: Chief Financial Officer



UGC/SPCo., INC.


By: /s/ Frederick G. Westerman III
   ---------------------------------
   Name: Frederick G. Westerman III
   Title: Vice President




                                        MOTOROLA UPC HOLDINGS, INC.


                                        By: /s/ Garth L. Milne
                                           ---------------------------------
                                           Name: Garth L. Milne
                                           Title: Vice President & Treasurer




                                        MOTOROLA, INC.


                                        By: /s/ Garth L. Milne
                                           ---------------------------------
                                           Name: Garth L. Milne
                                           Title: Senior Vice President &
                                                  Treasurer

                                                                       EXHIBIT A

                      FORM OF AGREEMENT AND PLAN OF MERGER

     This AGREEMENT AND PLAN OF MERGER (this "Agreement") is entered into as of March 31, 2003 by and among UnitedGlobalCom, Inc., a Delaware corporation ("Parent"), UPC/SPCo., Inc., a Delaware corporation ("MergerSub") and Motorola UPC Holdings, Inc., a Delaware corporation ("SPC").

                                    RECITALS

     WHEREAS, the board of directors of Parent deems it advisable and in the best interests of Parent and its stockholders that Parent acquire SPC;

     WHEREAS, the acquisition of SPC shall be effected through a merger (the "Merger") of MergerSub with and into SPC in accordance with the terms of this Agreement and the General Corporation Law of the State of Delaware (the "DGCL"), as a result of which SPC shall become a wholly-owned subsidiary of Parent;

     WHEREAS, pursuant to the Merger, each of the 1,000 issued and outstanding shares of SPC's common stock, par value $0.01 per share, of SPC (the "SPC Common Stock") will be converted into 879.041 shares of Class A Common Stock, par value $.01 per share of Parent (the "Parent Common Stock");

     WHEREAS, the respective boards of directors of SPC and MergerSub have determined that the Merger is in the best interest of their respective stockholders and have approved this Agreement and the Merger;

     WHEREAS, concurrently with the execution and delivery of this Agreement, Motorola, Inc. ("Motorola") the owner of 100% of the capital stock of SPC entered into a Transaction Agreement (the "Transaction Agreement") with Parent and MergerSub, providing for, among other things, certain representations made by Motorola to Parent and MergerSub and certain registration rights relating to the UGC Shares (as defined below) to be received by Motorola in the Merger; and

     WHEREAS, for United States federal income tax purposes, the parties intend that the Merger qualify as a "reorganization" under the provisions of section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code")and the rules and regulations promulgated thereunder, and the parties, by executing this Agreement and the Transaction Agreement, have hereby adopted a plan of reorganization for United States federal income tax purposes.

     NOW, THEREFORE, in consideration of the foregoing and the respective covenants, agreements and provisions set forth herein, the parties hereto agree as follows:

     FIRST: Subject to the provisions of this Agreement, prior to the Closing, Parent shall prepare, and on the Closing Date Parent shall cause to be filed with the Secretary of State of the State of Delaware, a certificate of merger (the "Certificate of Merger") in such form as is required by, and executed by the Surviving Corporation (as defined below) in accordance with, the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL. The Merger shall be consummated and shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or at such later time as is established by Parent and SPC and set forth in the Certificate of Merger (the "Effective Time").

     SECOND: At the Effective Time (i) MergerSub shall be merged with and into SPC in accordance with the DGCL, with SPC as the surviving entity (the "Surviving Corporation") and the separate corporate existence of MergerSub shall cease, (ii) the Merger shall have the effects set forth in the DGCL, (iii) the Certificate of Incorporation of the Surviving Corporation shall be amended to be the same as the Certificate of Incorporation of the MergerSub as in effect immediately prior to the Effective Time, until such time as it may be altered, amended, restated or repealed in accordance with its terms and the terms of applicable law, and (iv) the By-laws of MergerSub as in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation, until such time as it may be altered, amended, restated or repealed in accordance with its terms, the terms of the Certificate of Incorporation of Surviving Corporation and the terms of applicable law.

     THIRD: From and after the Effective Time, the directors and officers of MergerSub immediately prior to the Effective Time shall be the initial directors and officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation.

     FOURTH: At the Effective Time, pursuant to this Agreement and by virtue of the Merger and without any action on the part of MergerSub, SPC or the holders of any of the following securities:

     (a) Each share of the common stock of MergerSub issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of common stock, $.01 par value per share, of the Surviving Corporation.

     (b) All shares of SPC Common Stock that are held in the treasury of SPC shall be canceled and no capital stock of Parent or other consideration shall be delivered in respect thereof.

     (b) Each share of SPC Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into 879.041 shares of validly issued, fully paid and nonassessable shares of Parent Common Stock. All such shares of SPC Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and each holder of a certificate formerly representing any such shares shall cease to have any rights with respect thereto, and each such certificate shall, from and after the Effective Time until surrendered in exchange for replacement certificates, for all purposes be deemed to represent the shares of Parent Common Stock into which such SPC Common Stock was converted in the Merger.

     FIFTH: From and after the Effective Time, all the property, rights, privileges, franchises, patents, trademarks, licenses, registrations and other assets of every kind and description of MergerSub shall be transferred to, vested in and devolve upon the Surviving Corporation without further act or deed and all property, rights, and every other interest of the Surviving Corporation and MergerSub shall be the property of the Surviving Corporation to the same extent as they were of the Surviving Corporation and MergerSub, respectively, prior to the Merger. MergerSub and the sole stockholder of MergerSub hereby agree from time to time, as and when requested by the Surviving Corporation or by its successors or assigns, to execute and deliver or cause to be executed and delivered all such deeds, stock powers, assignments and other instruments and to take or cause to be taken such further or other actions as the Surviving Corporation may deem to be necessary or desirable in order to vest in and confirm to the Surviving Corporation title to and possession of any property or assets of MergerSub acquired by reason of or as a result of the Merger and otherwise to carry out the intent and purposes hereof, and the proper officers and directors of MergerSub and the proper officers and directors of the Surviving Corporation are fully authorized, in the name of MergerSub or otherwise, to take any and all such action.

     SIXTH: Prior to filing the Certificate of Merger, this Agreement shall be approved and adopted by the sole stockholder of MergerSub and the sole stockholder of SPC.

     SEVENTH: To Parent's knowledge, neither Parent nor any of its affiliates has taken, agreed to take, or any intention to take any action that would prevent the Merger from qualifying as a reorganization within the meaning of Code section 368(a). To SPC's knowledge, neither SPC, Motorola nor any of their affiliates has taken, agreed to take, or any intention to take any action that would prevent the Merger from qualifying as a reorganization within the meaning of Code section 368(a). Unless otherwise required by applicable law, Parent and SPC shall not, and each of Parent and SPC shall not permit any of their respective affiliates to, intentionally take or cause to be taken any action which would disqualify the Merger as a "reorganization" within the meaning of Code section 368(a). The parties hereto hereby adopt this Agreement as a plan of reorganization.

     EIGHTH: Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and abandoned by the Board of Directors of the parties hereto at any time prior to the Effective Time. This Agreement may be amended by the Board of Directors of the parties hereto at any time prior to the Effective Time, provided that an amendment made subsequent to the adoption of this Agreement by the sole stockholder of either MergerSub or SPC shall not (1) alter or change the amount or kind of shares to be received in exchange for the shares of SPC or (2) alter or change any of the terms and conditions of the Agreement if such alteration or change would adversely affect the holders of any of the shares of any class or series of any of the parties hereto.

     NINTH: Miscellaneous:

     (a) COUNTERPARTS. This Agreement shall become effective upon execution and delivery of a counterpart hereto by each of the parties hereto. This Agreement shall be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same agreement. Delivery of a counterpart hereof by facsimile shall be effective as delivery of a manually signed counterpart hereof.

     (b) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.


                            [signature page follows]

     IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement as of the day and the year first written above.


                                        UNITEDGLOBALCOM, INC.,
                                        a Delaware corporation

                                        By: /s/ Frederick G. Westerman III
                                           ---------------------------------
                                           Name: Frederick G. Westerman III
                                           Title: Chief Financial Officer


                                        UGC/SPCo., INC.,
                                        a Delaware corporation

                                        By: /s/ Frederick G. Westerman III
                                           ---------------------------------
                                           Name: Frederick G. Westerman III
                                           Title: Vice President


                                        MOTOROLA UPC HOLDINGS, INC.,
                                        a Delaware corporation

                                        By: /s/ Garth L. Milne
                                           ---------------------------------
                                           Name: Garth L. Milne
                                           Title: Vice President & Treasurer

                              CERTIFICATE OF MERGER
                                       OF
                                 UGC/SPCO., INC.
                                      INTO
                           MOTOROLA UPC HOLDING, INC.

                     Pursuant to Section 251 of the General
                    Corporation Law of the State of Delaware

     Motorola UPC Holding Inc., a Delaware corporation, does hereby certify:

     FIRST: The names and states of incorporation of the constituent corporations to this merger are as follows:

     Motorola UPC Holding, Inc.         -                 Delaware
     UGC/SPCo., Inc.                    -                 Delaware

     SECOND: An Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Section 251 of the General Corporation Law of the State of Delaware.

     THIRD: The name of the corporation surviving the merger is Motorola UPC Holding, Inc., which name shall herewith be changed to UGC/SPCo., Inc.

     FOURTH: The Restated Certificate of Incorporation of the surviving corporation, as amended pursuant to the merger, shall be as set forth in Exhibit A attached hereto.

     FIFTH: The executed Agreement and Plan of Merger is on file at the principal place of business of the surviving corporation. The address of the principal place of business of the surviving corporation is c/o UnitedGlobalCom, Inc., 4643 South Ulster Street, Suite 1300, Denver, Colorado 80237. A copy of the Agreement and Plan of Merger will be provided, upon request and without cost, to any stockholder of either constituent corporation.

     IN WITNESS WHEREOF, Motorola UPC Holding Inc. has caused this Certificate of Merger to be executed in its corporate name this __ day of April, 2003.


                                        Motorola UPC Holding Inc.

                                        By: /s/ Garth L. Milne
                                           ---------------------------------
                                           Name: Garth L. Milne
                                           Title: Vice President & Treasurer

                                    Exhibit C

                        Registration Statement Agreements

Parent agrees:

     (i) to use its reasonable best efforts to cause: (1) the Shelf Registration Statement and any amendment thereto and any prospectus forming part thereof and any amendment or supplement thereto (and each report or other document incorporated therein by reference) to comply in all material respects with the Securities Act and the Exchange Act and the respective rules and regulations thereunder, and (2) the Shelf Registration not to contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

     (ii) if requested by Motorola, to confirm in writing that (1) the Shelf Registration had been made effective, (2) the Shelf Registration Statement and any amendment thereto and any prospectus forming part thereof and any amendment or supplement thereto (and each report or other document incorporated therein by reference) complies in all material respects with the Securities Act and the Exchange Act and the respective rules and regulations thereunder, and (3) the Shelf Registration does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

     (iii) to furnish to Motorola such number of copies of a prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the UGC Shares;

     (iv) to use its reasonable best efforts to register and qualify the securities covered by the Shelf Registration Statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by Motorola, provided that Parent shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

     (v) to notify Motorola at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in the Shelf Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

     (vi) to advise Motorola and, if requested by Motorola, confirm such advice in writing, (1) of any request by the SEC for amendments or supplements to the registration statement or the prospectus included therein or for additional information, (2) the issuance by the SEC of any stop order suspending effectiveness of the registration statement or the initiation of any proceedings for that purpose and (3) the receipt by Parent of any notification with respect to the suspension of the qualification of the securities included therein for sale in any jurisdiction or the initiation or threat of initiation of any proceeding for such purpose; and

     (vii) to indemnify and hold Motorola and its respective agents, directors and officers and each other person, if any, who controls any of the foregoing harmless against any and all losses, claims, damages or liabilities to which they or any of them may become subject under the Securities Act or any other statute or common law or otherwise, and to reimburse them, from time to time upon request, for any legal or other expenses reasonably incurred by them in connection with investigating any claims and defending any actions, insofar as any such losses, claims, damages, liabilities or actions shall arise out of or shall be based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the registration statement (or any amendment thereto) relating to the sale of such shares of UGC Shares, including all documents incorporated therein by reference, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus (as amended or supplemented if Parent shall have filed with the SEC any amendment thereof or supplement thereto), if used prior to the effective date of such registration statement or contained in the prospectus (as amended or supplemented if Parent shall have filed with the SEC any amendment thereof or supplement thereto), if used within the period during which Parent shall be required to keep the registration statement to which such prospectus relates current pursuant to the terms of this Agreement, or the omission or alleged omission to state therein (if so used) a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the indemnification agreement contained in this Section 6(a) shall not apply to such losses, claims, damages, liabilities or actions which shall arise out of or shall be based upon any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission shall have been (x) made in reliance upon and in conformity with information furnished in writing to Parent by Motorola specifically for use in connection with the preparation of the registration statement or any preliminary prospectus or prospectus contained in the registration statement or any such amendment thereof or supplement thereto, or (y) made in any preliminary prospectus, and the prospectus shall have corrected such statement or omission and a copy of such prospectus shall have been delivered to Motorola prior to the time such prospectus is required to be delivered by Motorola or the underwriter under applicable law; PROVIDED, FURTHER that such indemnification agreement shall not apply to amounts paid in settlement of any such losses, claims, damages, liabilities or actions if such settlement is effected without the consent of Parent.

     Motorola agrees indemnify and hold Parent and its respective agents, directors and officers and each other person, if any, who controls any of the foregoing harmless against any and all losses, claims, damages or liabilities to which they or any of them may become subject under the Securities Act or any other statute or common law or otherwise, and to reimburse them, from time to time upon request, for any legal or other expenses reasonably incurred by them in connection with investigating any claims and defending any actions, insofar as any such losses, claims, damages, liabilities or actions shall arise out of or shall be based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the registration statement (or any amendment thereto) relating to the sale of such shares of UGC Shares, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or
(ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus (as amended or supplemented if Parent shall have filed with the SEC any amendment thereof or supplement thereto), if used prior to the effective date of such registration statement or contained in the prospectus (as amended or supplemented if Parent shall have filed with the SEC any amendment thereof or supplement thereto), if used within the period during which Parent shall be required to keep the registration statement to which such prospectus relates current pursuant to the terms of this Agreement, or the omission or alleged omission to state therein (if so used) a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the indemnification agreement contained in this section shall apply only to the extent that such untrue statement, alleged untrue statement, omission or alleged omission occurs in reliance upon and in conformity with written information furnished by Motorola expressly for use in connection with such Shelf Registration Statement; PROVIDED, FURTHER that such indemnification agreement shall not apply to amounts paid in settlement of any such losses, claims, damages, liabilities or actions if such settlement is effected without the consent of Motorola. Notwithstanding anything to the contrary contained herein, in no event shall the liability of Motorola under this paragraph exceed the net proceeds received by Motorola from the sale of the UGC Shares pursuant to the Shelf Registration Statement.